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                                                                   EXHIBIT 10.14



                      SPLIT-DOLLAR LIFE INSURANCE AGREEMENT

         THIS AGREEMENT is entered into as of January 1, 1997, by and between MATRIA HEALTHCARE, INC., a Delaware corporation (the "Company"), and FRANK D. POWERS (the "Employee"), in reference to the following facts:

         1.       The Employee is a valued employee of the Company.

         2. The Company has simultaneously with the execution of this Agreement caused Aetna Life Insurance and Annuity Company (the "Insurance Company") to issue and deliver to the Employee Policy Numbers I0001568 and I0002715 (the "Policy") on the life of the Employee. The first annual premium has been paid by the Company as of the date of this Agreement.

         NOW, THEREFORE, in consideration of the facts set forth above and the various promises and covenants set forth below, the parties to this Agreement agree as follows:

 1.      Ownership of the Policy.

                  The Company acknowledges that the Employee is the owner of the Policy and that Employee is entitled to exercise all of his rights granted by the terms of the Policy, except to the extent that the power of the Employee to exercise those rights is specifically limited by this Agreement and the Collateral Security Assignment Agreement of even date in the form attached hereto as Exhibit A (the "Collateral Assignment") executed by the Employee with respect to the Policy. Except as so limited, it is the expressed intention of the parties to reserve to the Employee all rights in and to the Policy granted to its owner by the terms thereof, including, but not limited to, the right to change the beneficiary of that portion of the proceeds to which the Employee is entitled under Section 3(d) of this Agreement and the right to exercise settlement options.

 2.      Premium Payments.

                  In addition to the first annual premium on the Policy, which has been paid by the Company as of the date of this Agreement, the Company agrees to make an annual premium payment on each of the first six (6) anniversary dates of the Policy in the amount of $234,035. The Company shall transmit all premium payments required hereunder directly to the Insurance Company. During the period of time that this Agreement is in effect, the Employee irrevocably agrees that all dividends paid on the Policy shall be applied to purchase from the Insurance Company additional paid-up life insurance on the life of the Employee.


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3.       Repayment Obligation.

         (a) Upon the seventeenth (17th) anniversary date of the Policy or the Employee's death, whichever shall first occur, the Company shall have the right to be paid the total amount of premiums paid by it hereunder (including any premiums paid on the Policy by the Trustee under a trust established pursuant to
                  Section 6(a) below), plus interest on such sum computed at the rate of four percent (4%) per annum (compounded annually) from the date that the Employee attains age sixty-five (65) through the date of repayment. (Such amount is hereinafter referred to as the "Repayment Obligation.")

         (b) If the Employee survives until the seventeenth (17th) anniversary date of the Policy, then, on such date, the Employee, either by withdrawing from or borrowing against the Policy, on a non-recourse basis, shall cause to be transferred to the Company an amount equal to the Repayment Obligation. The Employee agrees to execute any notice prepared by the Company requesting a withdrawal or non-recourse loan as provided in the preceding sentence.

         (c) Unless the Repayment Obligation has been previously satisfied pursuant to Section 3(b), upon the death of the Employee, the Company shall have the right to receive a portion of the death benefit payable under the Policy equal to the Repayment Obligation. The balance of the death benefit provided under the Policy, if any, shall be paid directly to the beneficiary or beneficiaries designated by the Employee, in the manner and in the amount or amounts provided in the beneficiary designation provision of the Policy. In no event shall the amount payable to the Company hereunder exceed the Policy proceeds payable at the death of the Employee. No amount shall be paid from such death benefit to the beneficiary or beneficiaries designated by the Employee until the full amount due the Company hereunder has been paid. The parties hereto agree that the beneficiary designation provision of the Policy shall conform to the provisions hereof.

         (d) The Employee agrees that, during the period of this Agreement, the Employee will obtain and provide to the Company and/or the Insurance Company the written consent of the spouse of the Employee, in the form attached hereto as Exhibit B, to any designation by the Employee of anyone other than the Employee's spouse as the beneficiary to receive the benefits under Section 3(c).

         (e) Upon payment to the Company of the Repayment Obligation as hereinabove provided, this Agreement shall thereupon terminate. Such termination shall have no effect upon the Employee's ownership rights in and to the Policy.



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         (f)      Any payments under the Policy to the Company in connection with the rights granted to the Company in the Collateral Assignment shall be made first from Policy cash value attributable to the paid-up additional life insurance purchased by Policy dividends. The Employee shall have no interest in the paid-up additional life insurance protection except to the extent the death benefit or cash value thereof exceeds the amount of the Repayment Obligation.

4.       The Company's Security Interest.

                  To secure the payment of the Repayment Obligation, the Employee has, contemporaneously herewith, assigned the Policy to the Company as collateral pursuant to the Collateral Assignment. The Collateral Assignment shall not be terminated, altered or amended by the Employee without the express written consent of the Company. The Company's security interest in the Policy is conditioned upon its satisfactorily performing all of the covenants under this Agreement. The Company shall not have nor exercise any right in and to the Policy which could, in any way, endanger, defeat, or impair any of the rights of the Employee in the Policy, including, by way of illustration, any right to collect the proceeds of the Policy in excess of the amount due the Company, as provided in this Agreement and in the Policy. The only rights in and to the Policy granted to the Company in this Agreement shall be limited to the Company's security interest in the Policy to secure the repayment of the Repayment Obligation (the "Security Interest"). The Company shall not assign its Security Interest in the Policy to anyone other than the Employee.

5.       Limitation on the Employee's Rights.

                  In order to protect the Company's Security Interest and notwithstanding any other provisions of this Agreement, the Employee agrees that, except through borrowing or withdrawals permitted under this section, he will not modify the death benefit under the Policy or direct the investment of the cash surrender value of the Policy. The Employee agrees that, prior to attaining age fifty-five (55), he shall not borrow against the Policy or withdraw any portion of the cash value of the Policy. The Employee further agrees that, after attaining age fifty-five (55), he shall not withdraw any portion of the cash value of the Policy or borrow against the Policy if, after such borrowing, the cash value of the Policy would be reduced to an amount less than the amount of the Repayment Obligation. Notwithstanding the preceding sentences, the Employee may borrow or withdraw from the Policy, so long as the borrowing or withdrawal request is submitted to the Insurance Company along with a directive that the borrowed or withdrawn amount be transferred directly to the Company in accordance with Section 3(c). Prior to the release of the Company's Security Interest in the Policy, the Employee and the Company agree that the Company shall from time to time appoint one (1) or more individuals (the "Designee"), who may be officers of the



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         Company, who shall be entitled to direct the investments under the
         Policy; provided, however, that the Designee may only direct the investments under the Policy in funds offered by the Insurance Company under the Policy.

 6.      Change in Control.

         (a) If a "Change in Control" of the Company shall occur, the Employee, in his discretion, at any time thereafter may require the Company to place in a grantor trust of the type and with the terms and conditions of the Trust attached as Exhibit C hereto an amount of money which is equal to the premiums payable under Section 2 hereof. A delay by the Employee in the making of a request for a trust shall in no way compromise or invalidate the Employee's rights with respect thereto and the Company shall promptly honor such request when made.

         (b) For purposes of this Agreement, "Change in Control" shall mean changes in the ownership of a corporation, changes in the effective control of a corporation and changes in ownership of a substantial portion of a corporation's assets all as defined, discussed and illustrated in Section 280G of the Internal Revenue Code of 1986, as amended, and the duly promulgated Treasury Regulations thereunder, and the disposition of a substantial portion of the corporation's assets as defined in (iv) below. Without limiting the foregoing and by way of example:

                  (i) A change in the ownership of a corporation occurs on the date that any one person, or more than one person acting as a group, acquires ownership of stock of that corporation that, together with stock held by such person or group, possess more than fifty percent (50%) of the total fair market value or total voting power of the stock of such corporation. An increase in the percentage of stock owned by any one person, or persons acting as a group, as a result of a transaction in which the corporation acquires its stock in exchange for property will be treated as an acquisition of stock.

                  (ii) A change in the effective control of a corporation occurs on the date that either: any one person, or more than one person acting as a group, acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the corporation and possessing twenty percent (20%) or more of the total voting power of the stock of such corporation; or a majority of members of the corporation's board of directors is replaced during any twelve (12) month period by directors whose appointment or election is not endorsed by a majority of the members of the corporation's board of directors who were directors prior to the date of the appointment or election of the first of such new directors.



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                  (iii)    A change in the ownership of a substantial portion of
                           a corporation's assets occurs on the date that any one person, or more than one person acting as a group, acquires (or has acquired during the twelve
                           (12) month period ending on the date of the most recent acquisition by such person or persons) assets from the corporation that have a total fair market value equal to or more than one-third (1/3) of the total fair market value of all of the assets of the corporation immediately prior to such acquisition or acquisitions. The transfer of assets by a corporation is not treated as a change in the ownership of such assets if the assets are transferred: to a shareholder of the corporation (immediately before the asset transfer) in exchange for such shareholder's capital stock of the corporation having a fair market value approximately equal to the fair market value of such assets; or to an entity, fifty percent (50%) or more of the total value or voting power of which is owned, directly or indirectly, by the corporation.

                  (iv) A disposition of a substantial portion of a corporation's assets occurs on the date that the corporation transfers assets by sale, distribution to shareholders, assignment to creditors, foreclosure or otherwise, in a transaction or transactions not in the ordinary course of the corporation's business (or has made such transfers during the twelve (12) month period ending on the date of the most recent transfer of assets) that have a total fair market value equal to or more than one-third (1/3) of the total fair market value of all of the assets of the corporation as of the date immediately prior to the first such transfer or transfers. The transfer of assets by a corporation is not treated as a disposition of a substantial portion of the corporation's assets if the assets are transferred to an entity, fifty percent (50%) or more of the total value or voting power of which is owned, directly or indirectly, by the corporation.

         For purposes of the provisions of this Agreement defining "Change in Control," (i) references to the Company in this Agreement include the Delaware corporation known as Matria Healthcare, Inc. as of the date of execution of this Agreement, and any corporation which is the legal successor to such corporation by virtue of merger or share exchange; and (ii) the terms "person," "acting as a group" and "ownership" shall have the meanings prescribed in Sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934, as amended, and Rule 13d-3 promulgated thereunder; provided, however, that in any merger, consolidation or share exchange in which less than fifty percent (50%) of the outstanding voting securities of the Company or its successor corporation are held by the former shareholders of the Company, the shareholders of the corporation or corporations who acquired ownership of fifty percent (50%) or more of the surviving corporations shall be deemed to have acted as a group, resulting in a change in ownership under (i) above.



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 7.      Disputes.

         (a) A committee, the members of which shall be the Chief Executive Officer, the Chief Financial Officer, and the General Counsel of the Company (collectively, the "Administrator"), shall administer this Agreement. The Administrator (either directly or through its designees) will have power and authority to interpret, construe, and administer this Agreement (for the purpose of this section, the Agreement shall include the Collateral Assignment), provided that the Administrator's authority to interpret this Agreement shall not cause the Administrator's decisions in this regard to be entitled to a deferential standard of review in the event that the Employee or his beneficiary seeks review of the Administrator's decision, as described below.

         (b) Neither the Administrator, its designee, nor its advisors shall be liable to any person for any action taken or omitted in good faith in connection with the interpretation and administration of this Agreement.

         (c)

                  (i) A person who believes that he or she is being denied a benefit to which he or she is entitled under this Agreement (hereinafter referred to as a "Claimant") may file a written request for such benefit with the Administrator, setting forth his or her claim. The request must be addressed to the Administrator, in care of the Company at its then principal place of business.

                  (ii) Upon receipt of a claim, the Administrator shall advise the Claimant that a reply will be forthcoming within ninety (90) days and shall deliver such reply within such period.

                  (iii) If the claim is denied in whole or in part, the Administrator shall adopt a written opinion, using language calculated to be understood by the Claimant, setting forth: (a) the specific reason or reasons for such denial; (b) the specific reference to pertinent provisions of this Agreement on which such denial is based; (c) a description of any additional material or information necessary for the Claimant to perfect his or her claim and an explanation why such material or such information is necessary; (d) appropriate information as to the steps to be taken if the Claimant wishes to submit the claim for review; and
                           (e) the time limits for requesting a review of the claim.


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                  (iv)     Within sixty (60) days after the Claimant's receipt
                           of the written opinion described above, the Claimant may request in writing a review of the denial. Such request must be addressed to the Administrator, in care of the Company at its then principal place of business. The Claimant or his or her duly authorized representative may, but need not, review the pertinent documents and submit issues and comments in writing for consideration by the Administrator.

                  (v) Within sixty (60) days after the Administrator's receipt of a request for review, the Administrator will review its determination. After considering all materials presented by the Claimant, the Administrator will render a written opinion, using language calculated to be understood by the Claimant, setting forth the specific reasons for the decision and containing specific references to the pertinent provisions of this Agreement on which the decision is based.

         (d)

                  (i) Because it is agreed that time will be of the essence in determining whether any payments are due a Claimant under this Agreement, following receipt of the Administrator's denial of a claim (in whole or in part) pursuant to Section 7(c)(ii) above, the Claimant may, if he or she desires, submit any claim for payment under this Agreement or dispute regarding the interpretation of this Agreement to arbitration. This right to select arbitration shall be solely that of the Claimant, and the Claimant may decide whether or not to arbitrate in his or her discretion. The "right to select arbitration" is not mandatory on the Claimant, and the Claimant may choose in lieu thereof to bring an action in an appropriate civil court. Once an arbitration is commenced, however, it may not be discontinued without the mutual consent of both parties to the arbitration. During the lifetime of the Employee, only he can use the arbitration procedure set forth in this section.

                  (ii) Any claim for arbitration may be submitted as follows: If the Claimant disagrees with the Administrator regarding the interpretation of this Agreement and the claim is finally denied by the Administrator in whole or in part, such claim may be filed in writing with an arbitrator of the Claimant's choice, who is selected by the method described in the next four (4) sentences. The first step of the selection shall consist of the Claimant submitting a list of three (3) potential arbitrators to the Administrator. Each of the three (3) arbitrators must be either (1) a member of the National Academy of Arbitrators located in the State of Georgia, or (2) a



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                           retired Georgia Superior Court, Court of Appeals, or
                           Supreme Court judge. Within two (2) weeks after receipt of the list, the Administrator shall select one (1) of the three (3) arbitrators as the arbitrator for the dispute in question. If the Administrator fails to select an arbitrator in a timely manner, the Claimant shall then designate one
                           (1) of the three (3) arbitrators as the arbitrator for the dispute in question.

                  (iii)    The arbitration hearing shall be held within seven
                           (7) days (or as soon thereafter as possible) after the picking of the arbitrator. No continuance of said hearing shall be allowed without the mutual consent of the Claimant and the Administrator. Absence from or non-participation at the hearing by either party shall not prevent the issuance of an award. Hearing procedures which will expedite the hearing may be ordered at the arbitrator's discretion, and the arbitrator may close the hearing in his sole discretion when he decides he has heard sufficient evidence to satisfy issuance of an award.

                  (iv) The arbitrator's award shall be rendered as expeditiously as possible and in no event later than one (1) week after the close of the hearing. In the event the arbitrator finds that the Company has breached this Agreement, he shall order the Company to immediately take the necessary steps to remedy the breach. The award of the arbitrator shall be final and binding upon the parties. The award may be enforced in any appropriate court as soon as possible after its rendition. If an action is brought to confirm the award, both the Company and the Employee (on his own behalf and on behalf of all other Claimants) agree that no appeal shall be taken by either party from any decision rendered in such action.

                  (v) Solely for purposes of determining the allocation of the costs described in this subsection, the Administrator will be considered the prevailing party in a dispute if the arbitrator determines that (1) the Company has not breached this Agreement, and (2) the claim by the Claimant was not made in good faith. Otherwise, the Claimant will be considered the prevailing party. In the event that the Company is the prevailing party, the fee of the arbitrator and all necessary expenses of the hearing (excluding any attorney's fees incurred by the Company), including the fees of a stenographic reporter, if employed, shall be paid by the other party. In the event that the Claimant is the prevailing party, the fee of the arbitrator and all necessary expenses of the hearing (including any attorney's fees incurred by the Claimant in pursuing his claim), including the fees of a stenographic reporter, if employed, shall be paid by the Company.



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8.       The Employee's Beneficiary Rights and Security Interest.

         (a) The Company and the Employee intend that in no event shall the Company have any power or interest related to the Policy or its proceeds, except as provided herein and in the Collateral Assignment. In the event that the Company ever receives or may be deemed to have received any right or interest in the Policy or its proceeds beyond the limited rights described herein and in the Collateral Assignment, such right or interest shall be held in trust for the benefit of the Employee and shall be held separate from the property of the Company. The Company hereby agrees to act as trustee for the benefit of the Employee and his beneficiary concerning any right to the Policy or its proceeds, except to the extent expressly provided otherwise in this Agreement.

         (b) In order to further protect the rights of the Employee, the Company agrees that its rights to the Policy and proceeds thereof shall serve as security for the Company's obligations as provided in this Agreement to the Employee. The Company grants to the Employee a security interest in and collaterally assigns to the Employee any and all rights the Company has in the Policy and products and proceeds thereof, whether now existing or hereafter arising pursuant to the provisions of the Policy, this Agreement, the Collateral Assignment, or otherwise, to secure any and all obligations owed by the Company to the Employee under this Agreement. In no event shall this provision be interpreted to reduce the Employee's rights to the Policy or expand in any way the rights or benefits of the Company under this Agreement, the Policy, or the Collateral Assignment.

9.       Amendment of Agreement.

                  Except as provided in a written instrument signed by the Company and the Employee, this Agreement may not be canceled, amended, altered, or modified.

 10.     Notice under Agreement.

                  Any notice, consent, or demand required or permitted to be given under the provisions of this Agreement by one party to another shall be in writing, signed by the party giving or making it, and may be given either by delivering it to such other party personally or by mailing it, by United States Certified Mail, postage prepaid, to such party, addressed to its last known address, as shown on the records of the Company. The date of such mailing shall be deemed the date of such mailed notice, consent, or demand. In the case of notice to the Company, notice shall be addressed to the attention of the General Counsel.




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11.      Binding Agreement.

                  This Agreement shall bind the parties hereto and their respective successors, heirs, executor, administrators, and transferees, and any Policy beneficiary.

12.      Controlling Law and Characterization of Agreement.

         (a) To the extent not governed by federal law, this Agreement and the rights of the parties hereunder shall be controlled by the laws of the State of Georgia.

         (b) If this Agreement is considered a "plan" under the Employee Retirement Income Security Act of 1974 ("ERISA"), both the Company and the Employee acknowledge and agree that, for all purposes, the Agreement shall be treated as a "welfare plan" within the meaning of Section 3(1) of ERISA, so that only those provisions of ERISA applicable to welfare plans shall apply to the Agreement, and that any rights that might arise under ERISA if this Agreement were treated as a "pension plan" within the meaning of Section 3(2) of ERISA are hereby expressly waived. Consistent with the preceding sentence, the Employee further acknowledges that his rights to the Policy and the release of the Company's Security Interest are strictly limited to those rights set forth in this Agreement. In furtherance of this acknowledgement and in consideration of the Company's payment of the initial premiums for this Policy, the Employee voluntarily and irrevocably relinquishes and waives any additional rights in the Policy or any different restrictions on the release of the Company's Security Interest that he might otherwise argue to exist under either federal, state, or local law. The Employee further agrees that he will not argue that any such additional rights or different restrictions exist in any judicial or arbitration proceeding. Similarly, the Company acknowledges that its Security Interest is strictly limited as set forth in this Agreement and voluntarily and irrevocably relinquishes and waives any additional interests or different interests or advantages that the Company would have or enjoy if the Agreement were not treated as a "welfare plan" within the meaning of Section 3(1) of ERISA. The Company is hereby designated as the named fiduciary under this Agreement.

 13.     Execution of Documents.

                  The Company and the Employee agree to execute any and all documents necessary to effectuate the terms of this Agreement.



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         IN WITNESS WHEREOF, the Employee and the Company have executed this
Agreement as of the day and year first above written.

                                    MATRIA HEALTHCARE, INC.

                                    By:   /s/ Donald R. Millard
                                          --------------------------------

                                    Its:  President
                                          --------------------------------

                                    EMPLOYEE




                                    /s/ Frank D. Powers
                                    --------------------------------------



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                                    EXHIBIT A

                    COLLATERAL SECURITY ASSIGNMENT AGREEMENT

         This Collateral Security Assignment is made and entered into effective as of January 1, 1997, by the undersigned as the owner (the "Owner") of Life Insurance Policy Numbers I0001568 and I0002715 (the "Policy") issued by Aetna Life Insurance and Annuity Company (the "Insurer") upon the life of Owner and by Matria Healthcare, Inc., a Delaware corporation (the "Assignee").

         WHEREAS, the Owner is a valued employee of or consultant to Assignee and the Assignee wishes to retain him in that capacity; and

         WHEREAS, as an inducement to the Owner's continued participation with the Assignee, the Assignee wishes to pay premiums on the Policy, as more specifically provided for in that certain Split-Dollar Life Insurance Agreement dated as of January 1, 1997, and entered into between the Owner and the Assignee, as such Agreement may be hereafter amended or modified (the "Agreement") (unless otherwise indicated, the terms herein shall have the definitions ascribed thereto in the Agreement); and

         WHEREAS, in consideration of the Assignee agreeing to make the premium payments, the Owner agrees to grant the Assignee a security interest in the Policy as collateral security; and

         WHEREAS, the Owner and the Assignee intend that the Assignee have no greater interest in the Policy than that prescribed herein and in the Agreement;

         NOW, THEREFORE, the Owner hereby assigns, transfers and sets over to the Assignee for security the following specific rights in the Policy, subject to the following terms, agreements and conditions:

1. This Collateral Security Assignment is made, and the Policy is to be held, as collateral security for all liabilities of the Owner to the Assignee, pursuant to the terms of the Agreement, whether now existing or hereafter arising (the "Secured Obligations").

2. The Owner hereby grants to the Assignee a security interest in and collaterally assigns to the Assignee the Policy to secure the Secured Obligations. However, the Assignee's interest in the Policy shall be strictly limited to the right to receive an amount equal to the Secured Obligations (which right may be realized by the Assignee's receiving a portion of the death benefit under the Policy or by the Owner's causing such amount to be transferred to the Assignee (through withdrawing from or borrowing against the Policy) in accordance with the terms of the Agreement).



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

3.       (a)    The Owner shall retain all incidents of ownership in the Policy, and may exercise such incidents of ownership except as otherwise limited by the Agreement and hereunder. The Insurer is only authorized to recognize (and is fully protected in recognizing) the exercise of any ownership rights by the Owner if the Insurer determines that the Assignee has been given notice of the Owner's purported exercise of ownership rights in compliance with the provisions of Section 3(b) hereof and as of the date thirty (30) days after such notice is given, the Insurer has not received written notification from the Assignee of the Assignee's objection to such exercise; provided that the designation of the beneficiary to receive the death benefits not otherwise payable to the Assignee pursuant to Section 3 of the Agreement may be changed by the Owner without prior notification of the Assignee. The Insurer shall not be responsible to ensure that the actions of the Owner conform to the Agreement.

         (b) The Assignee hereby acknowledges that for purposes of this Collateral Security Assignment, the Assignee shall be conclusively deemed to have been properly notified of the Owner's purported exercise of his ownership rights as of the third (3rd) business day following either of the following events: (1) the Owner mails written notice of such exercise to the Assignee by United States Certified Mail, postage paid, at the address below and provides the Insurer with a copy of such notice and a copy of the certified mail receipt, or (2) the Insurer mails written notice of such exercise to the Assignee by regular United States Mail, postage paid, at the address set forth below:

                                    Matria Healthcare, Inc.
                                    1850 Parkway Place, 12th Floor
                                    Marietta, Georgia  30067
                                    Attention:  General Counsel

         The foregoing address shall be the appropriate address for such notices to be sent, unless and until the receipt by both the Owner and the Insurer of a written notice from the Assignee of a change in such address.

         (c) Notwithstanding the foregoing, the Owner and the Assignee hereby agree that until the Assignee's security interest in the Policy is released, the Assignee shall from time to time designate one (1) or more individuals (the "Designee"), who may be officers of the Assignee, to direct the investments under the Policy; provided, however, that the Designee may only direct the investments under the Policy in funds offered by the Insurer under the Policy. The Assignee shall notify the Insurer in writing of the identity of the Designee and any changes in the identity of the Designee. Until the Assignee's security interest in the Policy is released, no other party may direct the investments under the Policy without the consent of the Assignee and the Owner.

4. If the Policy is in the possession of the Assignee, the Assignee shall, upon request, forward the Policy to the Insurer without unreasonable delay for endorsement of any designation or change of beneficiary or the exercise of any other right reserved by the Owner.

5.       (a)   The Assignee shall be entitled to exercise its rights under the
         Agreement by delivering a written notice to Insurer, executed by the Assignee and the Owner or the Owner's beneficiary, requesting either
         (1) a withdrawal or non-recourse policy loan equal to the amount to which the Assignee is entitled under Section 3(b) of the Agreement and transfer of such withdrawn or borrowed amount to the Assignee, or (2) the payment to the Assignee of that portion of the death benefit under the Policy to which the Assignee is entitled under Section 3(c) of the Agreement. So long as the notice is also signed by the Owner or his beneficiary, the Insurer shall pay or loan the specified amounts to the Assignee without the need for any additional documentation.

         (b) Upon receipt of a properly executed notice complying with the requirements of subsection (a) above, the Insurer is hereby authorized to recognize the Assignee's claims to rights hereunder without the need for any additional documentation and without investigating (1) the reason for such action taken by the Assignee; (2) the validity or the amount of any of the liabilities of the Owner to the Assignee under the Agreement; (3) the existence of any default therein; (4) the giving of any notice required herein; or (5) the application to be made by the Assignee of any amounts to be paid to the Assignee. The receipt of the Assignee for any sums received by it shall be a full discharge and release therefor to the Insurer.

6. Upon the full payment of the Secured Obligations, the Assignee shall execute an appropriate release of this Collateral Security Assignment.

7. The Assignee shall have the right to request of the Insurer and/or the Owner notice of any action taken with respect to the Policy by the Owner.

8.       (a)   The Assignee and the Owner intend that in no event shall the
         Assignee have any power or interest related to the Policy or its proceeds, except as provided herein and in the Agreement, notwithstanding the provisions of any other documents, including the Policy. In the event that the Assignee ever receives or may be deemed to have received any right or interest beyond the limited rights described herein and in the Agreement, such right or interest shall be held in trust for the benefit of the Owner and be held separate from the property of the Assignee. The Assignee hereby agrees to act as trustee for the benefit of the Owner concerning any right to the Policy or its proceeds, except to the extent expressly provided otherwise in the Agreement and this Collateral Security Assignment Agreement.

         (b) In order to further protect the rights of the Owner, the Assignee agrees that its rights to the Policy and proceeds thereof shall serve as security for the Assignee's obligations to the Owner, as provided in the Agreement. The Assignee hereby grants to the Owner a security interest in and collaterally assigns to the Owner any and all rights it has in the Policy and products and proceeds thereof, whether now existing or hereafter arising pursuant to the provisions of the Policy, the Agreement, this Collateral Security Assignment or otherwise, to secure the Assignee's obligations ("Assignee Obligations") to the Owner under the Agreement, whether now existing or hereafter arising. The Assignee Obligations include all obligations owed by the Assignee to the Owner under the Agreement, including, without limitation: (i) to make the premium payments required under Section 2 of the Agreement, and (ii) the obligation to do nothing which may, in any way, endanger, defeat or impair any of the rights of the Owner in the Policy as provided in the Agreement. In no event shall this provision be interpreted to reduce the Owner's rights in the Policy or expand in any way the rights or benefits of the Assignee under the Agreement.

9. The Assignee and the Owner agree to execute any documents necessary to effectuate this Collateral Security Assignment pursuant to the provisions of the Agreement. All disputes shall be settled as provided in Section 8 of the Agreement. Th rights under this Collateral Security Agreement may be enforced pursuant to the terms of the Agreement.

         IN WITNESS WHEREOF, the Owner and the Assignee have executed this Collateral Security Assignment effective the day and year first above written.

                                     OWNER

                                     /s/ Frank D. Powers
                                     ---------------------------------------

                                     MATRIA HEALTHCARE, INC.



                                     By:   /s/ Donald R. Millard
                                           ---------------------------------

                                     Title:    President
                                           ---------------------------------

                                    EXHIBIT B

            SPOUSAL CONSENT TO DESIGNATION OF NON-SPOUSAL BENEFICIARY

         My spouse is ____________. I hereby consent to the designation made by my spouse of ____________ as the beneficiary (subject to any rights collaterally assigned to Matria Healthcare, Inc.) under Life Insurance Policy No. ____________, which Matria Healthcare, Inc. has purchased from __________ and transferred to him. I understand that this Consent is valid only with respect to the naming of the beneficiary indicated above and that the designation of any other beneficiary will not be valid unless I consent in writing to such designation.

         This Consent is being voluntarily given, and no undue influence or coercion has been exercised in connection with my consent to the designation made by my spouse of the beneficiary named above rather than myself as the beneficiary under the Split-Dollar Life Insurance Policy.

                           _______________________________________
                           Spouse's Signature

                           _______________________________________
                           Print Spouse's Name

                           _______________________________________
                           Date

                                    EXHIBIT C

                       TRUST UNDER MATRIA HEALTHCARE, INC.
                     SPLIT-DOLLAR LIFE INSURANCE AGREEMENTS

         THIS AGREEMENT made this ____ day of ____________, 19___, by and between MATRIA HEALTHCARE, INC., a Delaware corporation (the "Company"), and ______________________________ (the "Trustee"), a commercial bank or trust company acceptable to a majority of the Insureds (as hereinafter defined);

         WHEREAS, the Company is a party to the Split-Dollar Insurance Agreements (the "Agreements") listed in Appendix A for the benefit of the insureds named therein (hereinafter referred to, individually, as an "Insured" and collectively, as the "Insureds"); and

         WHEREAS, the Company has incurred or expects to incur liability to pay premiums under the terms of the Agreements (such liability being referred to herein as "Premium Obligations"); and

         WHEREAS, the Company wishes to establish a trust (hereinafter called the "Trust") and to contribute to the Trust assets that shall be held therein, subject to the claims of the Company's creditors in the event of the Company's Insolvency (as hereinafter defined) until used to meet the Company's Premium Obligations; and

         WHEREAS, it is the intention of the parties that this Trust shall constitute an unfunded arrangement and shall not affect the status of the Agreements as unfunded welfare plans; and

         WHEREAS, it is the intention of the Company to make contributions to the Trust to provide itself with a source of funds to assist it in the meeting of its Premium Obligations;

         NOW, THEREFORE, the parties do hereby establish the Trust and agree that the Trust shall be comprised, held and disposed of as follows:

         SECTION 1.        ESTABLISHMENT OF TRUST.

         (a) The Company hereby deposits with the Trustee in trust $__________, which shall become the principal of the Trust to be held, administered and disposed of by the Trustee as provided in this Trust Agreement.

         (b)      The Trust hereby established shall be irrevocable.

         (c) The Trust is intended to be a grantor trust, of which the Company is the grantor, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended, and shall be construed accordingly.

         (d) The principal of the Trust, and any earnings thereon, shall be held separate and apart from other funds of the Company and shall be used exclusively for the uses and purposes of meeting the Company's Premium Obligations and of the Company's general creditors, as herein set forth. The Insureds and their beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under the Agreements and this Trust Agreement shall be mere unsecured contractual rights of the Insureds and their beneficiaries against the Company. Any assets held by the Trust will be subject to the claims of the Company's general creditors under federal and state law in the event of Insolvency, as defined in Section 3(a) hereof.

         (e) The Company, in its sole discretion, may at any time, or from time to time, make additional deposits of cash or other property in trust with the Trustee to augment the principal to be held, administered and disposed of by the Trustee, as provided in this Trust Agreement. Neither the Trustee nor any Insured or beneficiary shall have any right to compel such additional deposits.

         (f) The Company shall, as soon as possible, but in no event later than ninety (90) days following the establishment of this Trust, make an irrevocable contribution to the Trust in an amount equal to the Premium Obligations.

         SECTION 2.   PAYMENTS OF PREMIUM OBLIGATIONS.

         (a) Attached hereto as Appendix B is a schedule (the "Payment Schedule") that indicates the Premium Obligations payable in respect of each Insured and the time of payment of such amounts. Except as otherwise provided herein or in the Agreements, the Trustee shall pay the Premium Obligations in accordance with such Payment Schedule. In the event of the death of an Insured, the Company shall notify the Trustee of any resultant revisions in the Payment Schedule.

         (b) The Company may make payment of Premium Obligations directly to the applicable insurance company as they become due under the Agreements. The Company shall notify the Trustee of its decision to make payment of Premium Obligations directly prior to the time amounts are payable under the Payment Schedule. In addition, if the principal of the Trust and any earnings thereon are not sufficient to make payments of Premium Obligations in accordance with the terms of the Agreements, the Company shall make the balance of each such payment as it falls due. The Trustee shall notify the Company if the principal and earnings are not sufficient.

         SECTION 3. TRUSTEE RESPONSIBILITY REGARDING PAYMENT OF PREMIUM OBLIGATIONS WHEN THE COMPANY IS INSOLVENT.

         (a) The Trustee shall cease payment of Premium Obligations if the Company is Insolvent. The Company shall be considered "Insolvent" for purposes of this Trust Agreement if (i) the Company is unable to pay its debts as they become due, or (ii) the Company is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

         (b) At all times during the continuance of this Trust, as provided in Section 1(d) hereof, the principal and income of the Trust shall be subject to claims of general creditors of the Company under federal and state law, as set forth below.

                  (1) The Board of Directors and the Chief Executive Officer of the Company shall have the duty to inform the Trustee in writing of the Company's Insolvency. If a person claiming to be a creditor of the Company alleges in writing to the Trustee that the Company has become Insolvent, the Trustee shall determine whether the Company is Insolvent and, pending such determination, the Trustee shall discontinue payment of Premium Obligations.

                  (2) Unless the Trustee has actual knowledge of the Company's Insolvency, or has received notice from the Company or a person claiming to be a creditor alleging that the Company is Insolvent, the Trustee shall have no duty to inquire whether the Company is Insolvent. The Trustee may in all events rely on such evidence concerning the Company's solvency as may be furnished to the Trustee and that provides the Trustee with a reasonable basis for making a determination concerning the Company's solvency.

                  (3) If at any time the Trustee has determined that the Company is Insolvent, the Trustee shall discontinue payments of Premium Obligations and shall hold the assets of the Trust for the benefit of the Company's general creditors. Nothing in this Trust Agreement shall in any way diminish any rights of the Insureds or their beneficiaries to pursue their rights as general creditors of the Company with respect to the Company's obligations under the Agreements or otherwise.

                  (4) The Trustee shall resume the payment of Premium Obligations in accordance with Section 2 of this Trust Agreement only after the Trustee has determined that the Company is not Insolvent (or is no longer Insolvent).

         (c) Provided that there are sufficient assets, if the Trustee discontinues the payment of benefits from the Trust pursuant to Section 3(b) hereof and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due under the Payment Schedule for the period of such discontinuance, less the aggregate amount of any premium payments made by the Company in lieu of the payments provided for hereunder during any such period of discontinuance.

         SECTION 4.   PAYMENTS TO THE COMPANY.

         Except as provided in Section 3 hereof, the Company shall have no right or power to direct the Trustee to return to the Company or to divert to others any of the Trust assets before all payment of Premium Obligations have been satisfied pursuant to the terms of the Agreements.

         SECTION 5.        INVESTMENT AUTHORITY.

         (a) In no event may the Trustee invest in securities (including stock or rights to acquire stock) or obligations issued by the Company, other than a de minimis amount held in common investment vehicles in which the Trustee invests. All rights associated with assets of the Trust shall be exercised by the Trustee or the person designated by the Trustee, and shall in no event be exercisable by or rest with Insureds.

         (b) The Trustee and the Company shall agree to such other investment powers of the Trustee as are necessary for the establishment and proper administration of the Trust; provided, however, that such investment powers are standard among the industry and do not conflict with the terms of the Trust, as set forth herein.

         SECTION 6.        DISPOSITION OF INCOME.

         During the term of this Trust, all income received by the Trust, net of expenses and taxes, shall be accumulated and reinvested.

         SECTION 7.   ACCOUNTING BY THE TRUSTEE.

         The Trustee shall keep accurate and detailed records of all investments, receipts, disbursements and all other transactions required to be made, including such specific records as shall be agreed upon in writing between the Company and the Trustee. Within one hundred twenty (120) days following the close of each calendar year and within thirty (30) days after the removal or resignation of the Trustee, the Trustee shall deliver to the Company a written account of its administration of the Trust during such year or during the period from the close of the last preceding year to the date of such removal or resignation, setting forth all investments, receipts, disbursements and other transactions effected by it, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately), and showing all cash, securities and other property held in the Trust at the end of such year or as of the date of such removal or resignation, as the case may be.

         SECTION 8.   RESPONSIBILITY OF THE TRUSTEE.

         (a) The Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims; provided, however, that the Trustee shall incur no liability to any person for any action taken pursuant to a direction, request or approval given by the Company which is contemplated by, and in conformity with, the terms of the Agreements or this Trust and is given in writing by the Company. In the event of a dispute between the Company and a party, the Trustee may apply to a court of competent jurisdiction to resolve the dispute.

         (b) If the Trustee undertakes or defends any litigation arising in connection with this Trust, the Company agrees to indemnify the Trustee against the Trustee's costs, expenses and liabilities (including, without limitation, attorney's fees and expenses) relating thereto and to be primarily liable for such payments. If the Company does not pay such costs, expenses and liabilities in a reasonably timely manner, the Trustee may obtain payment from the Trust.

         (c) The Trustee may consult with legal counsel (who may also be counsel for the Company generally) with respect to any of its duties or obligations hereunder.

         (d) The Trustee may hire agents, accountants, actuaries, investment advisors, financial consultants or other professionals to assist it in performing any of its duties or obligations hereunder.

         (e) The Trustee shall have, without exclusion, all powers conferred on trustees by applicable law, unless expressly provided otherwise herein; provided, however, that if an insurance policy is held as an asset of the Trust, the Trustee shall have no power to name a beneficiary of the policy other than the Trust, to assign the policy (as distinct from conversion of the policy to a different form) other than to a successor Trustee, or to loan to any person the proceeds of any borrowing against such policy.

         (f) Notwithstanding any powers granted to the Trustee pursuant to this Trust Agreement or to applicable law, the Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of Section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Internal Revenue Code of 1986, as amended.

         SECTION 9.   COMPENSATION AND EXPENSES OF THE TRUSTEE.

         The Company shall pay all administrative and Trustee's fees and expenses. If not so paid, the fees and expenses shall be paid from the Trust.

         SECTION 10.   RESIGNATION AND REMOVAL OF THE TRUSTEE.

         (a) The Trustee may resign at any time by written notice to the Company, which shall be effective forty-five (45) days after receipt of such notice, unless the Company and the Trustee agree otherwise.

         (b) The Trustee may be removed by the Company on forty-five (45) days' notice or upon shorter notice accepted by the Trustee.

         (c) If the Trustee resigns or is removed within five (5) years after this Trust is established, the Company shall apply to a court of competent jurisdiction for the appointment of a Successor Trustee or for instructions.

         (d) Upon resignation or removal of the Trustee and appointment of a successor Trustee, all assets shall subsequently be transferred to the successor Trustee. The transfer shall be completed within forty-five (45) days after receipt of notice of resignation, removal or transfer, unless the Company extends the time limit.

         (e) If the Trustee resigns or is removed, a successor shall be appointed, in accordance with Section 11 hereof, by the effective date of resignation or removal under paragraphs (a) or (b) of this section. If no such appointment has been made, the Trustee may apply to a court of competent jurisdiction for appointment of a successor or for instructions. All expenses of the Trustee in connection with the proceeding shall be allowed as administrative expenses of the Trust.

         SECTION 11.   APPOINTMENT OF SUCCESSOR.

         If the Trustee resigns or is removed in accordance with Section 10(a) or (b) hereof, the Company may appoint any unaffiliated third party, such as a bank trust department or other party that may be granted corporate trustee powers under state law, as a successor to replace the Trustee upon resignation or removal. The Company must obtain the prior written approval of a majority of the then living Insureds for the appointment of the successor Trustee, unless such appointment has been made by a court of competent jurisdiction. The appointment shall be effective when accepted in writing by the new Trustee, who shall have all of the rights and powers of the former Trustee (including ownership rights in the Trust assets). The former Trustee shall execute any instrument necessary or reasonably requested by the Company or the successor Trustee to evidence the transfer.

         SECTION 12.   AMENDMENT OR TERMINATION.

         (a) This Trust Agreement may be amended by a written instrument executed by the Trustee and the Company with the prior written approval of all of the Insureds. Notwithstanding the foregoing, no such amendment shall conflict with the terms of the Agreements, shall infringe on the rights of the Insureds under the Agreements, reduce or restrict the assets that are the subject of the Trust, other than as required by Section 3 hereof, or shall make the Trust revocable.

         (b) The Trust shall not terminate until the date on which all Premium Obligations have been paid in full. Upon termination of the Trust, any assets remaining in the Trust shall be returned to the Company.

         (c) Upon prior written approval of all then living Insureds, the Company may terminate this Trust prior to the time all Premium Obligations have been satisfied. All assets in the Trust at termination shall be returned to the Company.

         SECTION 13.   MISCELLANEOUS.

         (a) Any provision of this Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

         (b) The rights of Insureds and their beneficiaries under this Trust Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process.

         (c) This Trust Agreement shall be governed by and construed in accordance with the laws of the State of __________ [TO BE DETERMINED BY THE TRUSTEE].

         SECTION 14.   EFFECTIVE DATE.

         The effective date of this Trust Agreement shall be ____________, 19___.